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                                                               EXHIBIT 3.103

                                    BY-LAWS

                                       OF

                           THE KATZ CORPORATION f/k/a
                             KATZ ACQUISITION CORP.

                            (A DELAWARE CORPORATION)

                              ARTICLE I - OFFICES

     The office of the Corporation shall be located in the City and State designated in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

                      ARTICLE II - MEETING OF STOCKHOLDERS

     SECTION 1 - ANNUAL MEETINGS.

     The annual meeting of the stockholders of the Corporation shall be held within five months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

     SECTION 2 - SPECIAL MEETINGS.

     Special meetings of the stockholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of holders of ten per cent (10%) of the shares then outstanding and entitled to vote thereat, or as otherwise required by statute.

     SECTION 3 - PLACE OF MEETINGS.

     All meetings of stockholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

     SECTION 4 - NOTICE OF MEETINGS.

     (a) Except as otherwise provided by statute or the stockholders' agreement dated April 27, 1990, by and among the Corporation and certain purchasers of the Corporation's securities (such agreement and any subsequent amendments thereof being hereinafter collectively referred to as the "Stockholders' Agreement"), written notice of each meeting of stockholders, whether annual or special, stating the time when and place where
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it is to be held, shall be served either personally or by mail, not less than ten or more than sixty days before the meeting, upon each stockholder of record entitled to vote at such meeting, and to any other stockholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle stockholders to receive payment for their shares pursuant to statute, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such stockholder at his address, as it appears on the records of the stockholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

     (b) Subject to the Stockholders' Agreement, notice of any meeting need not be given to any person who may become a stockholder of record after the mailing of such notice and prior to the meeting, or to any stockholder who attends such meeting, in person or by proxy, or to any stockholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of stockholders need not be given, unless otherwise required by statute.

     SECTION 5 - QUORUM.

     (a) Except as otherwise provided herein, by the Stockholders' Agreement, by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of stockholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of stockholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any stockholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

     (b) Except as otherwise provided by the Stockholders' Agreement, despite the absence of a quorum at any annual or special meeting of stockholders, the stockholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present.

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     Section 6 - Voting.

     (a) Except as otherwise provided by statute, by the Stockholders' Agreement or by the Certificate of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the stockholders, shall be authorized by a majority of votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

     (b) Except as otherwise provided by statute, by the Stockholders' Agreement or by the Certificate of Incorporation, at each meeting of stockholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

     (c) Each stockholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

     (d) Any resolution in writing, signed by all of the stockholders entitled to vote thereon, shall be and constitute action by such stockholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of stockholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

     Section 7 - Adjournment.

     At any meeting of stockholders of the Corporation, if less than a quorum be present, a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date, as provided for in Section 4 of Article V of these By-Laws, is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


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                        ARTICLE III - BOARD OF DIRECTORS

     Section 1 - Number, Election and Term of Office.

     (a) Subject to the provisions of the Stockholders' Agreement, the number of the directors of the Corporation shall not be less than three (3) or more than nine (9), unless and until otherwise determined by vote of a majority of the entire Board of Directors or as required by statute.

     (b) Except as may otherwise be provided in the Stockholders' Agreement or in the Certificate of Incorporation, the members of the Board of Directors of the Corporation, who need not be stockholders, shall be elected by a majority of the votes cast at a meeting of stockholders, by the holders of shares, present in person or by proxy, entitled to vote in the election.

     (c) Subject to the provisions of the Stockholders' Agreement, each director shall hold office until the annual meeting of the stockholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.

     Section 2 - Duties and Powers.

     The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Stockholders' Agreement, the Certificate of Incorporation or by statute expressly conferred upon or reserved to the stockholders.

     Section 3 - Annual and Regular Meeting; Notice.

     (a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the stockholders, at the place of such annual meeting of stockholders.

     (b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

     (c) Subject to the Stockholders' Agreement, notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such


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action was taken within the time limited, and in the manner set forth in paragraph (b) Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

     Section 4 - Special Meetings: Notice.

     a. Subject to the Stockholders' Agreement, special meetings of the Board of Directors shall be held whenever called by the President or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

     (b) Except as otherwise required by statute or by the Stockholders' Agreement, notice of special meetings shall be called directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 8 of this Article III, need not specify the purpose of the meeting.

     (c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

     Section 5 - Chairman.

     At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence, a Chairman chosen by the directors shall preside.

     Section 6 - Quorum and Adjournments.

     (a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Stockholders' Agreement, by the Certificate of Incorporation, or by these By-Laws.

     (b) Subject to the Stockholders' Agreement, a majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the

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same from time to time without notice, until a quorum shall be present.

     Section 7 - Manner of Acting.

     (a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

     (b) Except as otherwise provided by statute, by the Stockholders' Agreement, by the Certificate of Incorporation or by these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

     Section 8 - Vacancies.

     Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the stockholders shall be filled by the stockholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose except as otherwise provided in the Stockholders' Agreement.

     Section 9 - Resignation.

     Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     Section 10 - Removal.

     Subject to the Stockholders' Agreement, any director may be removed with or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of the Corporation at a special meeting of the stockholders called for that purpose, and may be removed for cause by action of the Board.

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     Section 11 - Salary.
     --------------------

     No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 12 - Contracts.
     -----------------------

     (a) No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other Corporation provided that such facts are disclosed or made known to the Board of Directors.

     (b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

     Section 13 - Committees.
     ------------------------

     Subject to the Stockholders' Agreement, the Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they may deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

     Section 14 - Telephonic Meeting.
     -------------------------------

     Unless otherwise restricted by the Certificate of Incorporation or the Stockholders' Agreement, members of the


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Board, or any committee designated by the Board, may participate in a meeting by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other. Participation in such telephonic meeting shall constitute the presence in person at such meeting.



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                             ARTICLE IV - OFFICERS

     Section 1 - Number, Qualifications, Election and Term of Office.

     (a) The officers of the Corporation shall consist of a Chairman of the Board of Directors, a President, a Chief Executive Officer, an Executive Vice President, a Chief Operating Officer, a Secretary, and such other officers, including one or more Vice Presidents, as the Board of Directors, subject to the Stockholders' Agreement, may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

     (b) The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors. In addition, the Chairman of the Board shall have and exercise such further powers and duties as from time to time may be prescribed in these by-laws or by the Board of Directors.

     (c) The President. The President shall have and exercise such powers and duties as from time to time may be prescribed in these by-laws or by the Board of Directors.

     (d) The Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have supervision of and responsibility for all the property, business and affairs of the Corporation and shall see that the policies and programs adopted or approved by the Board of Directors are carried out.

     (e) The Chief Operating Officer. The Chief Operating Officer shall, subject to the control of the Board of Directors and the Chief Executive Officer, have active management and supervision over the business of the Corporation and shall see that the policies and programs adopted or approved by the Board are carried out.

     (f) Vice President. Each Vice President shall have and exercise such powers and duties as from time to time may be conferred upon them by the Board of Directors or by the Chief Executive Officer.

     (g) The Secretary. It shall be the duty of the Secretary (i) to keep or cause to be kept an original or duplicate record of the proceedings of the stockholders and the Board of Directors and a copy of the certificate of incorporation of the corporation and of these by-laws; (ii) to attend to the giving of notices of the Corporation as may be required by law or these by-laws; (iii) to be custodian of the Corporation's contracts, policies, leases, deeds and other indicia of title, and all other non-financial business records; (iv) to be

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custodian of the seal of the Corporation and see that the seal is affixed to such documents as may be required; (v) to have charge of and keep at the principal executive office of the Corporation, or cause to be kept at the office of a transfer agent or registrar, the stock bonds of the Corporation, and an original or duplicate stock ledger, giving the names of the stockholders in alphabetical order and showing their respective addresses, the number and date of each certificate issued for shares and the date of cancellation of every certificate surrendered for cancellation; and (vi) to perform all duties incident to the office of Secretary and such other duties as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.

     (h) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of stockholders.

     (i) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.



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     Section 2 - Resignation.

     Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     Section 3 - Removal.

     Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

     Section 4 - Vacancies.

     A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the

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term by a majority vote of the Board of Directors, except as otherwise required by the Stockholders' Agreement.

          Section 5 - Duties of Officers.

          Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these by-laws, or may from time to time be specifically conferred or imposed by the Board of Directors. The President shall be the chief executive officer of the Corporation.

          Section 6 - Sureties and Bonds.

          In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

          Section 7 - Shares of Other Corporations.

          Whenever the Corporation is the holder of shares of any other Corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at stockholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.

                          ARTICLE V - SHARES OF STOCK

          Section 1 - Certificate of Stock.

          (a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors and shall comply with the requirements set forth in the Stockholders' Agreement, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.

          (b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.


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          (c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

          Section 2 - Lost or Destroyed Certificates.

          The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

          Section 3 - Transfers of Shares.

          (a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

          (b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.


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          Section 4 -- Record Date.

     In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date no exceeding sixty days, not less than ten days, as the record date for the determination of stockholders entitled to receive notice of, or to vote at, any meeting of stockholders, or to consent to any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

                            ARTICLE VI -- DIVIDENDS

          Subject to applicable law, the Certificate of Incorporation and the Stockholders' Agreement, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

                           ARTICLE VII -- FISCAL YEAR

          The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

                         ARTICLE VIII -- CORPORATE SEAL

          The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.


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                            ARTICLE IX -- AMENDMENTS

          Section 1 -- By Stockholders.

     Subject to the Stockholders' Agreement, all by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of directors at any annual or special meeting of stockholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

          Section 2 -- By Directors.

          Subject to the Stockholders' Agreement, the Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that the stockholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal by-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of stockholders or of the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the stockholders. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

                             ARTICLE X -- INDEMNITY

          Section 1 -- Indemnification.

          The Corporation hereby agrees to hold harmless and indemnify any of its officers, directors, employees or agents from and against, and to reimburse such persons for, any and all judgments, fines, liabilities, amounts paid in settlement and expenses, including attorneys' fees, incurred directly or indirectly as a result of or in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether or not such action, suit or proceeding is by or in the right of the Corporation to procure a judgment in its favor, including an action, suit or proceeding by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise for which such person served in any capacity at the request of the Corporation, to which such person is, was or at


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any time becomes a party, or is threatened to be made a party, or as a result of or in connection with any appeal therein, by reason of the fact that such person is, was or at any time becomes a director, officer, employee or agent of the Corporation or is or was serving or at any time serves such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, whether arising out of any breach of such person's fiduciary duty as a director, officer, employee or agent of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise under any state or federal law or otherwise; provided, however, that (i) indemnification shall be paid pursuant to this Article X if and only if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (ii) no indemnification shall be payable pursuant to this
Article X if a court having jurisdiction in the matter shall determine that such indemnification is not lawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 2 - Continuation of Indemnity.

     All agreements and obligations of the Corporation contained herein shall continue during the period such person shall serve as a director, officer; employee or agent of the Corporation and shall continue thereafter so long as such person shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was a director or officer of the Corporation or served at the request of the Corporation in any capacity for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     Section 3 - Advancement and Repayment of Expenses.

     Expenses incurred by an officer, director, employee or agent in defending any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation in advance of the final disposition thereof, other than those expenses for which such director or officer is not entitled to indemnification pursuant to the proviso to, or the last sentence of, Section 1 of this Article X. The Corporation shall make such payments upon receipt of (i) a written request made by such person for payment of such expenses, (ii) an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein and (iii) evidence satisfactory to the Corporation as to the amount of such expenses.

     Section 4 - Authorization.

     Any indemnification under this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this Article X. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

     Section 5 - Notification and Defense of Claim.

     Promptly after receipt by a person seeking indemnification pursuant to this Article X of notice of the commencement of any action, suit or proceeding, such person will, if a claim in respect thereof is to be made against the Corporation under this Article X, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to such person otherwise than under this
Article X. With respect to any such action, suit or proceeding as to which such person notifies the Corporation of the commencement thereof:

     A. The Corporation will be entitled to participate therein at its own expense; and

     B. Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to the person to be indemnified. After notice from the Corporation to the person to be indemnified of its election so to assume the defense thereof, the Corporation will not be liable to such person under this Article X for any legal or other expenses subsequently incurred by such person in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The person to be indemnified shall have the right to employ his or her own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of such person unless (i) the employment of counsel by such person has been authorized by the Corporation in connection with the defense of such action, (ii) such person shall have reasonably concluded that there may be a conflict of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for such person shall be borne by the Corporation (it being understood, however, that the Corporation shall not be liable for the expenses of more than one counsel for such person in connection with any action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which such person shall have made the conclusion provided for in (ii) above.

     C. Anything in this Section 5 to the contrary notwithstanding, the Corporation shall not be liable to indemnify any person seeking indemnification under this Article X for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the person to be indemnified without such person's written consent. Neither the Corporation nor any such person will unreasonably withhold their consent to any proposed settlement.

     SECTION 6 - NONEXCLUSIVITY.

     The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the General Corporation Law of the State of Delaware, the Corporation's Certificate of Incorporation, as amended, the Corporation's By-Laws, as now in effect or as hereafter amended, any agreement, any vote of stockholders or directors, any applicable law, or otherwise.

     SECTION 7 - INDEMNIFICATION OF OTHER EXPENSES.

     In the event any person seeking indemnification hereunder is required to bring any action to enforce rights or to collect monies due under this Article X and is successful in such action, the Corporation shall reimburse such person for all costs and expenses, including attorney's fees, incurred by such person in connection with such action.

     SECTION 8 - LENGTH OF EFFECTIVENESS.

     The indemnification and advancement of expenses provided by or granted pursuant to this By-Law shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                                                       EXHIBIT C

     WHEREAS, it is in the best interests of Katz Media Corporation (the "Corporation") and its stockholders that the Corporation effect a merger of the Corporation (the "Merger") with KMC Acquisition Corporation ("Newco"), an entity to be organized by, among others, DLJ Merchant Banking Partners, L.P. and its affiliates;

     RESOLVED, that the Merger is hereby approved in accordance with and upon the terms and conditions set forth in the Agreement and Plan of Merger (the "Merger Agreement") dated July 8, 1994, which terms and conditions include, among other things, a merger consideration per share of Common Stock (on a fully diluted basis) of $63 per share; provided also that DLJ or Newco may effect an exchange with one or more stockholders as contemplated in the merger Agreement;

     RESOLVED, that the Chairman of the Board, the Chief Executive Officer and the Chief Operating Officer of the Corporation, and any one of them, are hereby authorized and directed, in the name and on behalf of the Corporation, to execute and deliver the Merger Agreement, in the form thereof described above, and that the Corporation perform its obligations thereunder;

     RESOLVED, that the Merger Agreement be submitted for the requisite approval of stockholders of the Corporation, consistent with the applicable provisions of the Delaware General Corporation Law and of the Stockholders' Agreement of the Corporation dated May 2, 1990, as amended to date, and any ancillary agreements thereto;

     RESOLVED, that the Chairman of the Board, the Chief Executive Officer and the Chief Operating Officer of the Corporation, and any one of them, and any other officers or other persons acting at the direction thereof, are hereby authorized, empowered and directed to execute and deliver such documents, agreements and instruments, and take any and all other action as may be necessary to consummate the Merger and the other transactions contemplated in the Merger Agreement, including but not limited to, filing a Merger Certificate with the Secretary of State of Delaware;

     RESOLVED, that the Chairman of the Board, the Chief Executive Officer and the Chief Operating Officer of the Corporation, and any one of them, and other persons mentioned above are hereby directed, authorized and empowered to execute and deliver such documents, agreements and instruments and to take any and all other action necessary or deemed appropriate in order to effectuate the intent of the foregoing resolutions.

                                                                    EXHIBIT D-1


          RESOLVED, that it is advisable and in the best interests of the Corporation and its stockholders that the Corporation effect a merger of the Corporation (the "Merger") with KMC Acquisition Corporation ("Newco"), to be organized by, among others, DLJ Merchant Banking Inc. and its affiliates;

          RESOLVED, that the Merger is hereby approved in accordance with and upon the terms and conditions set forth in the Agreement and Plan of Merger (the "Merger Agreement") dated July 8, 1994 and the Merger Agreement is hereby adopted; provided also that DLJ or Newco may effect an exchange with one or more stockholders as contemplated in the Merger Agreement;

          RESOLVED, that the Chairman of the Board, the Chief Executive Officer and the Chief Operating Officer of the Corporation, and any one of them, are hereby authorized and directed, in the name and on behalf of the Corporation, to execute and deliver the Merger Agreement, in the form thereof described above, and that the Corporation perform its obligations thereunder;

          RESOLVED, that the Chairman of the Board, the Chief Executive Officer and the Chief Operating Officer of the Corporation, and any one of them, and any other officers or other persons acting at the direction thereof, are hereby authorized, empowered and directed to execute and deliver such documents, agreements and instruments, and take any and all other action as may be necessary to consummate the Merger and the other transactions contemplated in the Merger Agreement, including but not limited to, filing a Merger Certificate with the Secretary of State of Delaware;

          RESOLVED, that the Chairman of the Board, the Chief Executive Officer and the Chief Operating Officer of the Corporation, and any one of them, and other persons mentioned above are hereby directed, authorized and empowered to execute and deliver such documents, agreements and instruments and to take any and all other action necessary or deemed appropriate in order to effectuate the intent of the foregoing resolutions.










                                      A-2